     As filed with the Securities and Exchange Commission on August 7, 1998
                                           Registration Statement No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                   FORM S-3
                            ______________________

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ______________________

                        PERITUS SOFTWARE SERVICES, INC.
            (Exact Name of Registrant as Specified in Its Charter)
                            ______________________
      MASSACHUSETTS                            04-3126919
(State or Other Jurisdiction         (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                                2 FEDERAL STREET
                      BILLERICA, MASSACHUSETTS  01821-3540
                                 (978) 670-0800

                       (Address, Including Zip Code, and
                    Telephone Number, Including Area Code,
                           of Registrant's Principal
                              Executive Offices)
                            ______________________

                                ALLEN K. DEARY
              VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                        PERITUS SOFTWARE SERVICES, INC.
                               2 FEDERAL STREET
                     BILLERICA, MASSACHUSETTS  01821-3540
                    (Name, Address, Including Zip Code, and
                    Telephone Number, Including Area Code,
                             of Agent For Service)

                                with a copy to:

                              PETER B. TARR, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS  02109


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [_]___________.

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]______________.

     If delivery of the Prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [_]

         _____________________________________________________________

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                         Proposed         Proposed
         Title of Each Class of              Amount      Maximum           Maximum
       Securities to be Registered           to be       Offering         Aggregate       Amount of
                                           Registered     Price       Offering Price(1)  Registration
                                                       Per Share (1)                         Fee

-----------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share     2,093,433     $4.6875        $9,812,967         $2,895
-----------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on August 6, 1998.

         _____________________________________________________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.
================================================================================
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED AUGUST 7, 1998

PROSPECTUS

                                2,093,433 SHARES

                        PERITUS SOFTWARE SERVICES, INC.

                                  COMMON STOCK
                             _____________________

     This Prospectus relates to 2,093,433 issued and outstanding shares (the "Shares") of Common Stock, $0.01 par value per share (the "Common Stock"), of Peritus Software Services, Inc. (the "Company") which may be offered and sold, from time to time, by or on behalf of American Premier Underwriters, Inc., a stockholder of the Company (the "Selling Stockholder"). The Shares were issued by the Company as consideration, in part, for the acquisition by the Company of substantially all of the assets of Millennium Dynamics, Inc. ("MDI") from the Selling Stockholder on December 1, 1997. Pursuant to the terms of a Registration Rights Agreement between the Company and the Selling Stockholder (the "Registration Rights Agreement"), the Company agreed to register the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and to use its best efforts to cause the Registration Statement of which this Prospectus constitutes a part to be declared and remain effective until the earlier of (i) the sale of all of the Shares by the Selling Stockholder or (ii) December 1, 1999. The Selling Stockholder has advised the Company that it proposes to sell, from time to time, all or part of the Shares covered by this Prospectus on the Nasdaq National Market, in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. Pursuant to the Registration Rights Agreement, the Selling Stockholder agreed to limit the number of Shares it will sell prior to January 1, 1999, as determined by a formula. See "Plan of Distribution."

     This Prospectus may be used by the Selling Stockholder or by any broker-dealer who may participate in sales of the Shares. The Selling Stockholder will pay all commissions, transfer taxes and other expenses associated with the sale of the Shares.

     The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. The Company has agreed to bear certain expenses in connection with the registration and sale of the Shares being offered by the Selling Stockholder. The Company and the Selling Stockholder have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act. See "Use of Proceeds."

     The Company's Common Stock is traded on the Nasdaq National Market under the symbol "PTUS." On August 4, 1998, the closing sale price of the Common Stock on the Nasdaq National Market was $4.688 per share.

                             _____________________

              THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE
               OF RISK.  SEE "RISK FACTORS" BEGINNING ON PAGE 4.
                             _____________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             _____________________

                The date of this Prospectus is August 7, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such documents may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such documents also may be obtained at prescribed rates by writing to the Securities and Exchange Commission Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. Copies of such documents may also be inspected at the offices of the Company. The Company's Common Stock is traded on the Nasdaq National Market under the Symbol "PTUS."

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Shares, reference is made to such Registration Statement. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, including the amendment thereto on Form 10-K/A filed with the Commission on May 20, 1998;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     (3) The Company's Current Report on Form 8-K dated December 1, 1997, including the amendment thereto on Form 8-K/A filed with the Commission on February 17, 1998; and

     (4) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on June 4, 1997.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Shares registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). All such requests shall be directed to: Peritus Software Services, Inc., 2 Federal Street, Billerica, Massachusetts 01821-3540, Attention:
Corporate Secretary, telephone (978) 670-0800.

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION OF AN OFFER WOULD
BE UNLAWFUL.   NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE
HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.


               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     Certain statements in this Prospectus and in the documents incorporated herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. For this purpose, any statements contained herein or incorporated herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements. These factors include those set forth in "Risk Factors" herein and elsewhere in this Prospectus.

                                  RISK FACTORS

     The shares of Common Stock offered hereby involve a high degree of risk. In addition to the other information included or incorporated by reference in this Prospectus, the following risk factors should be considered carefully in evaluating an investment in the shares of Common Stock offered by this Prospectus.

LIMITED OPERATING HISTORY

     The Company was founded in August 1991 and began operations in 1992. Most of the Company's revenue to date has been attributable to software maintenance outsourcing and other services, and the Company had no license revenue prior to 1996. The Company's software maintenance AutoEnhancer/2000 and VANTAGE YR 2000 software, which the Company anticipates will provide the principal source of new license revenue for the foreseeable future, has a limited history of client acceptance and use. Accordingly, the Company has only a limited operating history upon which an evaluation of the Company and its prospects can be based. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by organizations in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, the Company must, among other things, respond to competitive developments, continue to attract, retain and motivate qualified management and other employees, continue to upgrade its technologies and commercialize products and services that incorporate such technologies and achieve market acceptance for its products and services. There can be no assurance that the Company will be successful in addressing such risks.

POTENTIAL FLUCTUATIONS IN QUARTERLY PERFORMANCE

     The Company's revenue and operating results have varied substantially from quarter to quarter. The Company's quarterly operating results may continue to fluctuate due to a number of factors, including the timing, size and nature of the Company's individual outsourcing, technology transfer, insourcing, renovation and licensing transactions; unforeseen difficulties in performing such transactions; the performance of the Company's value added integrators and distributors; the timing of the introduction and the market acceptance of new services, products or product enhancements by the Company or its competitors; the relative proportions of revenue derived from license fees and professional services; changes in the Company's operating expenses; personnel changes; foreign currency exchange rates and fluctuations in economic and financial market conditions.

     The timing, size and nature of individual outsourcing, technology transfer, insourcing, renovation and licensing transactions are important factors in the Company's quarterly operating results. Many such transactions involve large dollar amounts, and the sales cycle for these transactions is often lengthy and unpredictable. In addition, the sales cycle associated with these transactions is subject to a number of uncertainties, including clients' budgetary constraints, the timing of clients' budget cycles and clients' internal approval processes. There can be no assurance that the Company will be successful in closing such large transactions on a timely basis or at all. In addition, if the Company derives a greater proportion of total revenue from license revenue, the Company may realize a disproportionate amount of its revenue and income in the last month of each quarter and, as a result, the magnitude of quarterly fluctuations may not become evident until late in, or at the end of, a given quarter. Accordingly, delays in product delivery or in the closing of sales near the end of a quarter could cause quarterly revenue and, to a greater degree, operating results to fall substantially short of anticipated levels. Most of the Company's outsourcing engagements are performed on a fixed-price basis and, therefore, the Company bears the risk of cost overruns and inflation. A significant percentage of the Company's revenue derived from these engagements is recognized on the percentage-of-completion method, which requires revenue to be recorded over the term of a client contract based upon the relative effort expended thereunder. A loss is recorded at the time when current estimates of project costs exceed unrecognized revenue. The Company's operating results may be adversely affected by inaccurate estimates of contract completion costs.

     The Company's expense levels are based, in part, on its expectations as to future revenue and are fixed, to a large extent, in the short term. As a result, the Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenue in relation to the Company's expectations would have an immediate and material adverse effect on the Company's business, financial condition and results of operations. The timing of any expense increases in research and development, client technical support and professional services staff, sales force and administrative infrastructure and the rate at which new personnel become productive could cause material fluctuations in quarterly and annual results of operations.

     Due to all of the foregoing factors, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and that such comparisons cannot be relied upon as indicators of future performance. There can be no assurance that future revenue and operating results will not vary substantially. In the quarter ended March 31, 1998, the Company's operating results were below the expectations of public market analysts. It is possible that in a future quarter the Company's operating results will again be below the expectations of public market analysts and investors. In either case, the price of the Company's Common Stock could be materially adversely affected.

DEPENDENCE ON YEAR 2000 MARKET

     The growth in the Company's revenue in 1996, 1997 and 1998 to date resulted primarily from increased demand for the Company's services and products relating to resolution of the year 2000 problem. Although the Company believes that the market for products and services relating to the year 2000 problem will grow as the year 2000 approaches, there can be no assurance that this market will develop to the extent anticipated by the Company, if at all. Significant expense for sales and marketing may be required to inform potential clients of the year 2000 problem and the need for products and services addressing the problem. There can be no assurance that the year 2000 solution providers will devote the resources necessary to effectively inform potential clients of this problem or that potential clients will understand or acknowledge the problem. In addition, affected organizations may not be willing or able to allocate the resources, financial or otherwise, to address the problem in a timely manner. Many organizations may attempt to resolve the problem internally rather than contract with outside firms such as the Company and value added integrators to which the Company licenses its software products. Due to these factors, development of the market for year 2000 products and services is uncertain and unpredictable. If the market for year 2000 products and services fails to grow, or grows more slowly than anticipated, the Company's business, financial condition and results of operations could be materially adversely affected.

NEED TO DEVELOP ADDITIONAL PRODUCTS AND SERVICES

     The Company currently generates significant revenue from, and devotes significant resources to, products and services that address the year 2000 problem. Although the Company believes that the demand for its products and services relating to the year 2000 problem will continue to exist for some time after the year 2000, this demand will diminish significantly over time and will eventually disappear. There can be no assurance that the Company will be able to expand successfully its business beyond the year 2000 market. Specifically, there can be no assurance that mass change markets such as those associated with Europe's expected conversion to the euro currency or Japan's anticipated telephone number expansion will develop or reach the size currently estimated or that the Company will successfully develop or market products and services capable of handling such mass changes. The failure to diversify and develop additional products and services would have a material adverse effect on the Company's business, financial condition and results of operations.

CONCENTRATION OF CLIENTS AND CREDIT RISK

     To date, the Company's revenue has been dependent on a few major clients, including American Telephone and Telegraph, Inc., Bull HN Information Systems, Inc., Stratus Computer, Inc., Computervision Corporation, Metropolitan Life Insurance Company, IBM Global Services and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Most of the Company's contracts with its clients are terminable at will by either party upon written notice in accordance with the terms of the contract, at which time payment for services rendered to date is due. In addition, certain contracts provide for limited price protection and related notice provisions that could require the Company to adjust the pricing provisions of these contracts. To date, the Company has not made any such adjustments. Although the Company's largest clients have varied from period to period, the Company anticipates that its results of operations in any given period will continue to depend to a significant extent upon revenue from a small number of clients. There can be no assurance that the Company's major clients will continue to purchase products and services from the Company at current levels, if at all, or that the Company will be able to replace revenue from such clients with revenue from other clients. The loss of, or a significant reduction in revenue from, any of the Company's major clients could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, with such a large percentage of the Company's revenue attributable to a small number of clients, the loss of one or more major clients could have a material adverse effect on the Company's liquidity.

MANAGEMENT OF GROWTH

     The Company's business has grown significantly in size and complexity over the past few years. In addition, the number of employees increased during the same period, and the Company may hire additional personnel in the future. The growth in the size and complexity of the Company's business as well as its client base has placed and is expected to continue to place a significant strain on the Company's management and operations. Certain members of the Company's senior management team have been with the Company for a limited time and the Company's senior management has had limited experience in managing publicly traded companies. The Company anticipates that continued growth, if any, will require it to recruit and hire a substantial number of new development, managerial, finance, sales and marketing and support personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in hiring or retaining such personnel. The Company's ability to compete effectively and to manage future growth, if any, will depend on its ability to continue to implement and improve operational, financial and management information systems on a timely basis and to expand, train, motivate and manage its work force. There can be no assurance that the Company's personnel, systems, procedures and controls will be adequate to support the Company's operations.

DEPENDENCE UPON THIRD-PARTY CHANNELS; POTENTIAL FOR CHANNEL CONFLICT

     The Company offers its products and services directly to end users through its sales force and indirectly through third-party channels, which include value added integrators and distributors. The Company has relied to a significant degree on its value added integrators and distributors to provide sales and marketing presence and name recognition, as well as the resources necessary to offer large-scale, comprehensive software maintenance solutions, including solutions relating to the year 2000 problem. Although the Company dedicates significant resources to develop its indirect channels, there can be no assurance that the Company will be able to attract and retain a sufficient number of qualified firms to successfully sell and market its products. While the Company has granted exclusive marketing rights to certain distributors in defined geographic territories, these firms are not prohibited from entering into similar arrangements with the Company's competitors. The failure of the Company to maintain its current third-party channels or develop other third-party channels, the Company's inability to adequately support the requirements of its third-party channels, the development of competitive products and services by the Company's value added integrators and distributors or the entry by such firms into alliances with competitors of the Company would substantially limit the Company's ability to provide its products and services and, accordingly, would have a material adverse effect on the Company's business, financial condition and results of operations.

     Selling through indirect channels may also limit the Company's contacts with end users of its products and services. As a result, the Company's ability to accurately forecast sales, evaluate client satisfaction and recognize emerging client requirements may be hindered. The Company's strategy of selling its products directly to end users and indirectly through third-party channels may result in distribution channel conflicts. The Company's direct sales efforts may compete with those of its indirect channels and, to the extent different value added integrators and distributors target the same clients, they may also come into conflict with each other. There can be no assurance that channel conflicts will not materially adversely affect its relationship with existing value added integrators or distributors or adversely affect its ability to attract new value added integrators and distributors. In addition, if the Company is successful in increasing product sales through third-party channels, the Company expects that any material increase in the Company's indirect sales as a percentage of total revenue may materially adversely affect the Company's average selling prices and gross margins due to potentially lower average license fees from indirect channels.

COMPETITION

     The market for the Company's products and services is intensely competitive and is characterized by rapid changes in technology and user needs and the frequent introduction of new products. The anticipated growth in the mass change and year 2000 industries is expected to attract additional competitors, some of which may offer additional products and services. There are no significant barriers to entry in the year 2000 industry. In addition, the Company faces competition in the software maintenance outsourcing services market. A number of the Company's competitors are more established, benefit from greater name recognition and have substantially greater financial, technical and marketing resources than those of the Company and certain of the Company's value added integrators and distributors. As a result, there can be no assurance that the Company's products and services, including the solutions offered by the Company's value added integrators and distributors, will compete effectively with those of their respective competitors. The Company's value added integrators and distributors may also offer or develop products and services that compete with the Company's products and services. There can be no assurance that such value added integrators and distributors will not give higher priority to the sales of these or other competitive products and services.

COMPETITIVE MARKET FOR TECHNICAL PERSONNEL

     The future success of the Company's growth strategy will depend to a significant extent on its ability to attract, train, motivate and retain highly skilled software professionals, particularly project managers, software engineers and other senior technical personnel. The Company believes that there is a shortage of, and significant competition for, software development professionals with the skills and experience necessary to perform the services offered by the Company. The Company's ability to maintain and renew existing engagements and obtain new business depends, in large part, on its ability to hire and retain technical personnel with the information technology ("IT") skills that keep pace with continuing changes in software evolution, industry standards and technologies and client preferences. The inability to hire additional qualified personnel could impair the Company's ability to satisfy its growing client base, requiring an increase in the level of responsibility for both existing and new personnel. There can be no assurance that the Company will be successful in retaining current or future employees.

FIXED-PRICE, FIXED-TIME CONTRACTS

     As a core element of its business philosophy, the Company's strategy is to offer its outsourcing and technology transfer services on fixed-price, fixed-time frame contracts, rather than contracts in which payment to the Company is determined solely on a time-and-materials basis. These contracts are terminable by either party generally upon prior written notice. Although the Company uses its proprietary tools and methodologies and its past project experience to reduce the risks associated with estimating, planning and performing the fixed-price projects, the Company's standard outsourcing and technology transfer agreements provide for a fixed-fee based on projected reductions in a client's maintenance costs and increases in a client's maintenance productivity. The Company's failure to estimate accurately the resources, costs and time required for a project or its failure to complete its contractual obligations within the time frame committed could have a material adverse effect on the Company's business, financial condition and results of operations.

POTENTIAL FOR CONTRACT LIABILITY

     The Company's products and services relating to software maintenance, especially solutions addressing the year 2000 problem, involve key aspects of its clients' computer systems. A failure in a client's system could result in a claim for substantial damages against the Company, regardless of the Company's responsibility for such failure. The Company attempts to limit contractually its liability for damages arising from negligent acts, errors, mistakes or omissions in rendering its products and services. Despite this precaution, there can be no assurance that the limitations of liability set forth in its contracts would be enforceable or would otherwise protect the Company from liability for damages. Additionally, the Company maintains general liability insurance coverage, including coverage for errors and omissions. However, there can be no assurance that such coverage will continue to be available on acceptable terms, or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against the Company that exceed available insurance coverage or changes in the Company's insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, litigation, regardless of its outcome, could result in substantial cost to the Company and divert managements's attention from the Company's operations. Any contract liability claim or litigation against the Company could, therefore, have a material adverse effect on the Company's business, financial conditions and results of operations.

SOFTWARE ERRORS OR BUGS

     The Company's software products and tools are highly complex and sophisticated and could from time to time contain design defects or software errors that could be difficult to detect and correct. Errors, bugs or viruses may result in loss of or delay in market acceptance, a failure in a client's system or loss or corruption of client data. Although the Company has not experienced material adverse effects resulting from any software defects or errors, there can be no assurance that, despite testing by the Company and its clients, errors will not be found in new products, which errors could have a material adverse effect upon the Company's business, financial condition and results of operations.

INTEGRATION OF ACQUISITIONS

     In December 1997, the Company acquired certain assets and assumed certain liabilities of MDI from the Selling Stockholder and in January 1996, the Company acquired Vista Technologies Incorporated, a developer of computer-aided engineering software. The Company may from time to time seek acquisitions of businesses, products and technologies that are complementary to those of the Company. There can be no assurance that the Company will ultimately effect any such acquisition, or that the Company will be able to integrate successfully into its operations any business that it may acquire or has acquired. The process of integrating an acquired company's business into the Company's operations may result in ongoing and extraordinary operating difficulties and expenditures, may absorb significant management attention that would otherwise be available for the ongoing development of the Company's business and may result in charges to operating results. In addition, future acquisitions by the Company could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. Acquisitions also involve other risks, including entering markets in which the Company has limited or no direct prior experience and the potential loss of key employees. There can be no assurance that a given acquisition, whether or not consummated, would not have a material adverse effect on the Company's business, financial condition and results of operations.

LIMITED PROTECTION OF PROPRIETARY RIGHTS

     The Company relies on a combination of patent, copyright, trademark and trade secret laws and license agreements to establish and protect its rights in its software products and proprietary technology. In addition, the Company currently requires its employees and consultants to enter into nondisclosure and assignment of invention agreements to limit use of, access to and distribution of its proprietary information. There can be no assurance that the Company's means of protecting its proprietary rights in the United States or abroad will be adequate. The laws of some foreign countries may not protect the Company's proprietary rights as fully or in the same manner as do the laws of the United States. Also, despite the steps taken by the Company to protect its proprietary rights, it may be possible for unauthorized third parties to copy aspects of the Company's products, reverse engineer, develop similar technology independently or obtain and use information that the Company regards as proprietary. Furthermore, there can be no assurance that others will not develop technologies similar or superior to the Company's technology or design around the proprietary rights owned by the Company.

     The Company has entered into license agreements with clients that allow these clients access to and use of the Company's AutoEnhancer/2000 and Vantage YR 2000 software source code for certain purposes. Access to the Company's source code may increase the likelihood of misappropriation or misuse by third parties.

     As of the date of this Prospectus, the Company has six patent applications on file with the United States Patent and Trademark Office (the "PTO") pertaining to technologies, processes and methodologies with respect to the Company's software. None of these patents has been granted and there can be no assurance that a patent will be issued pursuant to any of these applications or that, if granted, such patent would survive a legal challenge to its validity or provide meaningful or significant protection to the Company. Some competitors of the Company have announced the filing with the PTO of patent applications relating to fixing and assessing the year 2000 problem. The Company expects that the risk of infringement claims against the Company might increase because its competitors might successfully obtain patents for software products and processes or because new and overlapping processes and methodologies used in such services will become more pervasive, increasing the likelihood of infringement. There can be no assurance that third parties will not assert infringement claims against the Company in the future, that the assertion of such claims will not result in litigation or that the Company would prevail in such litigation or be able to obtain a license for the use of any infringed intellectual property from a third party on commercially reasonable terms, if at all. Furthermore, litigation, regardless of its outcome, could result in substantial cost to the Company and divert management's attention from the Company's operations. Any infringement claim or litigation against the Company could, therefore, have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company maintains trademarks and service marks to identify its various service offerings, products and software. Although the Company has several trademark and service mark applications pending in the United States and foreign jurisdictions, not all of the applications have been granted and, even if granted, there can be no assurance that a particular trademark or service mark will survive a legal challenge to its validity or provide meaningful or significant protection to the Company. In some cases, entities other than the Company are using certain trademarks and service marks, either in jurisdictions in which the Company has not filed an application or in which the Company is using a mark in a different manner than a third party. There may be some risk of infringement claims against the Company in the event that a service or product of the Company is too similar to that of another entity that is using a similar mark.

DEPENDENCE ON THIRD-PARTY TECHNOLOGY

     The Company's proprietary software is currently designed, and may in the future be designed to work on or in conjunction with certain third-party hardware and/or software products. If any of these current or future third-party vendors were to discontinue making their products available to the Company or to licensees of the Company's software or to increase materially the cost to the Company or its licensees to acquire, license or purchase the third-party vendors' products, or if a material problem were to arise in connection with the ability of the Company to design its software to properly use or operate with third-party hardware and/or software products, the Company would be required to redesign its software to function with or on alternative third-party products or attempt to develop internally a replacement for the third-party products. In such an event, interruptions in the availability or functioning of the Company's software and delays in the introduction of new products and services may occur until equivalent technology is obtained. There can be no assurance that an alternative source of suitable technology would be available or that the Company would be able to develop an alternative product in sufficient time or at a reasonable cost. The failure of the Company to obtain or develop alternative technologies or products on a timely basis and at a reasonable cost could have a material adverse effect on the Company's business, financial condition and results of operations.

RAPID TECHNOLOGICAL CHANGE

     The market for the Company's products and services is characterized by rapidly changing technology, evolving industry standards and new product introductions and enhancements that may render existing products obsolete. As a result, the Company's market position could erode rapidly due to unforeseen changes in the features and functionality of competing products. The Company's future success will depend in part upon its ability to enhance its existing products and services and to develop and introduce new products and services to meet changing client requirements. The process of developing products and services such as those offered by the Company is extremely complex and is expected to become increasingly complex and expensive in the future with the introduction of new platforms and technologies. There can be no assurance that the Company will successfully complete the development of new products in a timely fashion or that the Company's current or future products will satisfy the needs of its target market.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

     The Company has a subsidiary in India, a branch in the United Kingdom and distributors in Canada, Europe and Japan, and intends to expand its international sales activities as part of its business strategy. In July 1998, the Company sold all of its interest in Persist S.A., its majority owned Spanish subsidiary. In the first quarter of 1998, approximately 34%, in 1997, approximately fifty percent, and in 1996 and 1995 substantially all, of the Company's international revenue was attributable to revenue generated by Persist S.A. In order to expand international sales, the Company must establish additional foreign operations, hire additional personnel and establish relationships with additional value added integrators and distributors. This will require significant management attention and financial resources and could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, there can be no assurance that the Company will be able to address international market demand for the Company's products and services. The Company's international sales are primarily denominated in United States dollars. An increase in the value of the United States dollar relative to foreign currencies could make the Company's products more expensive and, therefore, potentially less competitive in those markets. In addition, the Company's international business may be subject to a variety of risks, including difficulties in collecting international accounts receivable or obtaining United States export licenses, potentially longer payment cycles, increased costs associated with maintaining international marketing efforts, the introduction of non-tariff barriers and higher duty rates and difficulties in enforcement of contractual obligations and intellectual property rights. There can be no assurance that such factors will not have a material adverse effect on the Company's future international sales and, consequently, on the Company's business, financial condition or results of operations.

DEPENDENCE ON INDIA OFFSHORE SOFTWARE DEVELOPMENT CENTER

     The Company has established an offshore software development center in Bangalore, India that is intended to provide the Company with a cost advantage as well as the ability to provide 24-hour coverage for its outsourcing services clients. To provide its service delivery model, the Company must maintain communications between its offices, the offices of its clients in the United States and the Bangalore offshore software development facility. Any loss of the Company's ability to transmit voice and data through satellite communications to India could have a material adverse effect on the Company's business, financial condition and results of operations. In the past, India has experienced significant inflation, low growth in gross domestic product and shortages of foreign exchange. India also has experienced civil unrest and terrorism and, in the past, has been involved in conflict with neighboring countries. No assurance can be given that the Company will not be adversely affected by changes in inflation, interest rates, taxation, social stability or other political, economic or diplomatic developments in or affecting India in the future. In addition, the Indian government has exercised and continues to exercise significant influence over many aspects of the Indian economy, and Indian government actions concerning the economy could have material adverse effect on private sector entities, including the Company. During recent years, India's government has provided significant tax incentives and relaxed certain regulatory restrictions in order to encourage foreign investment in specified sectors of the economy, including the software development industry. Certain of those benefits that directly affect the Company include, among others, tax holidays, liberalized import and export duties and preferential rules on foreign investment and repatriation. Notwithstanding these benefits, however, India's central and state governments remain significantly involved in the Indian economy. The elimination of any of the benefits realized by the Company from its Indian operations could have a material adverse effect on the Company's business financial condition and results of operations.

IMMIGRATION ISSUES

     The Company believes that its success in part has resulted from its ability to attract and retain persons with technical and project management skills from other countries. Certain of the Company's United States-based employees are working for the Company in the H-1B, non-immigrant work permitted visa classification. There is a limit on the number of new H-1B petitions that the Immigration and Naturalization Service may approve in any government fiscal year, and in years in which this limit is reached, the Company may be unable to obtain H-1B visas necessary to bring critical foreign employees to the United States Compliance with existing United States immigration laws, or changes in such laws making it more difficult to hire foreign nationals or limiting the ability of the Company to retain H-1B employees in the United States, could require the Company to incur additional unexpected labor costs and expenses. Any such restrictions or limitations on the Company's hiring practices could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON GOVERNMENT CONTRACTS

     One of the Company's strategies is to sell its products and services directly or indirectly to state, federal and foreign government agencies. Any failure to obtain a contract award, or a delay on the part of a government agency in making the award or of ordering products and services under an awarded contract, could have a material adverse effect on the financial performance of the Company within a given period. Other risks involved in government sales are the larger discounts (and thus lower margins) typically involved in government sales, the dependence of the Company on the ability of the prime contractor to obtain the award, the unpredictability of funding for various government programs, the ability of the government agency to unilaterally terminate the prime contract, and the dependence on the creditworthiness of the prime contractor (some of which are relatively small organizations without substantial funds). The Company anticipates that government sales may constitute a significant but fluctuating portion of its revenue in the future.

POSSIBLE VOLATILITY OF SHARE PRICE

     The market price of the Common Stock, which is traded on the Nasdaq National Market, has been and is expected to continue to be subject to significant fluctuations in response to operating results, announcements of technological innovations or new products by the Company or its competitors, patent or proprietary rights developments and market conditions for high technology stocks in general. In additions, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These market fluctuations, as well as general economic conditions, may adversely affect the market price of the Common Stock. The trading prices of many high technology companies' stocks are at or near their historical highs and reflect price/earnings ratios substantially above historical norms. There can be no assurance that the trading price of the Common Stock will remain at or near its current level.

LEGAL PROCEEDINGS

     The Company and certain of its officers and directors have been named as defendants in purported class action lawsuits filed in the United States District Court for the District of Massachusetts by Robert Downey on April 1, 1998, by Scott Cohen on April 7, 1998, by Timothy Bonnett on April 9, 1998, by Peter Lindsay on April 17, 1998, by Harry Teague on April 21, 1998, by Jesse Wijntjes on April 29, 1998, by H. Vance Johnson and H. Vance Johnson as Trustee for the I.O.R.D. Profit-Sharing Plan on May 6, 1998, by John B. Howard, M.D., on May 21, 1998 and by Helen Lee on May 28, 1998 (collectively, the "complaints"). The Downey complaint alleges a class period of October 22, 1997 to March 27, 1998. The Cohen, Bonnett, Wijntjes and Lee complaints allege a class period of January 27, 1998 to March 27, 1998. The Lindsay, Teague and Johnson complaints allege a class period of January 28, 1998 to March 27, 1998. The Howard complaint alleges a class period of July 3, 1997 to March 27, 1998. The complaints principally allege that the defendants violated federal securities laws by making false and misleading statements and by failing to disclose material information concerning the Company's December 1997 acquisition of substantially all of the assets and assumption of certain liabilities of MDI from the Selling Stockholder, thereby allegedly causing the value of the Common Stock to be artificially inflated during the purported class periods. In addition, the Howard complaint alleges violation of federal securities laws as a result of the Company's purported failure to disclose material information in connection with the Company's initial public offering on July 2, 1997, and also names Montgomery Securities, Inc., Wessels, Arnold & Henderson and H.C. Wainwright & Co., Inc. as defendants. The complaints further allege that certain officers and/or directors of the Company sold stock in the open market during the class periods and seek unspecified damages. On or about June 1, 1998, all of the named plaintiffs and additional class members filed a motion for the appointment of several of those individuals as lead plaintiffs, for approval of lead and liaison plaintiffs' counsel and for consolidation of actions. Although the Company believes that it and the other defendants have meritorious defenses to the claims made in the complaints and intends to contest the lawsuits vigorously, an adverse resolution of the lawsuits could have a material adverse effect on the Company's financial condition and results of operations in the period in which the litigation is resolved.

                                  THE COMPANY

     The Company provides solutions consisting of software products and services that enable organizations to improve the productivity, quality and effectiveness of their IT systems maintenance or software evolution functions. The Company employs software tools, methodologies and processes designed to automate the typically labor-intensive processes involved in conducting "mass change" and other software maintenance tasks. In 1996, the Company released its first commercially available product, its AutoEnhancer/2000 software, which is aimed at the industry's most pressing mass change challenge, the year 2000 problem. The Company also provides on a fixed-fee basis software maintenance outsourcing services that employ the Company's proprietary software tools, methodologies and processes to generate productivity gains in the software evolution process.

     On December 1, 1997, Twoquay, Inc. ("Twoquay"), a wholly owned subsidiary of the Company, acquired substantially all of the assets and assumed certain liabilities of MDI from the Selling Stockholder in exchange for 2,175,000 shares of Common Stock and $30 million in cash. The number of shares issued to the Selling Stockholder was determined in accordance with the terms of the Asset Purchase Agreement by and among the Company and Twoquay and the Selling Stockholder and MDI dated October 22, 1997 (the "Purchase Agreement") based on the Average Share Price (as defined therein) for the five trading days beginning on the second day immediately preceding the date thereof and ending on the second trading day immediately following the date thereof. Neither the Company nor Twoquay had any material relationship with either the Selling Stockholder or MDI prior to execution of the Purchase Agreement. The cash portion of the purchase price was paid for from the proceeds of the Company's initial public offering which closed on July 8, 1997. The shares of Common Stock issued to the Selling Stockholder pursuant to the Purchase Agreement are entitled to certain registration rights as set forth in the Registration Rights Agreement. Twoquay changed its name to MDI after the closing of the acquisition. MDI's primary product, Vantage YR2000, is a software toolset utilized for computer program analysis. The software was designed and developed to automate the year 2000 conversion process.

     The Company is a Massachusetts corporation organized in August 1991. The Company's principal executive offices are located at 2 Federal Street, Billerica, Masachusetts 01821-3540, and its telephone number at that location is
(978) 670-0800.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

     The Company will bear all costs (excluding any brokerage fees, underwriting discounts and selling commissions and expenses incurred by the Selling Stockholder for legal services), fees and expenses incurred in effecting the registration of the Shares covered by this Prospectus, including, without limitation, all registration and filing fees required under federal and state securities laws, fees and expenses of counsel for the Company and fees and expenses of accountants for the Company.

                              SELLING STOCKHOLDER

     All of the Shares being offered by the Selling Stockholder were acquired by it directly from the Company upon issuance thereof on December 1, 1997 in connection with the acquisition of substantially all of the assets and assumption of certain liabilities of MDI.

     Immediately prior to the merger of MDI into the Selling Stockholder on December 1, 1997 and the subsequent acquisition of subtantially all of the assets of MDI by the Company from the Selling Stockholder, the Selling Stockholder was the sole stockholder of MDI. William W. Verity, a director of the Company since April 21, 1998, is a director of Chiquita Brands International, Inc., an affiliate of the Selling Stockholder.

     The following table sets forth, to the knowledge of the Company, the name and the number of shares of Common Stock beneficially owned by the Selling Stockholder as of the date of this Propsectus, all of which shares are offered hereby the Selling Stockholder. If all of the Shares offered hereby are sold as described herein, the Selling Stockholder will beneficially own no shares of Common Stock after completion of the offering.

                                                      Number of Shares of Common Stock
     Name of Selling Stockholder                 Beneficially Owned Prior to Offering (1)
  --------------------------------             --------------------------------------------
   American Premier Underwriters, Inc.                        2,093,433(2)

___________________

(1) The number of shares beneficially owned is determined under rules promulgated by the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the indvidual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date of this Prospectus through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the Selling Stockholder is a direct or indirect beneficial owner of such shares. The Selling Stockholder has sole voting power and investment power with respect to all shares of capital stock listed as owned by the Selling Stockholder.

(2) Pursuant to the Registration Rights Agreement, the Selling Stockholder agreed to limit the number of Shares it will sell prior to January 1, 1999, as determined by a formula. See "Plan of Distribution."


                              PLAN OF DISTRIBUTION

     The Selling Stockholder has advised the Company that the Shares covered hereby may be offered and sold by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest, in private or public transactions, in transactions involving principals, in transactions involving brokers, or by any other lawful methods. Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the Shares may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the Shares covered by this Prospectus, either as agents for others or as principals for their own accounts, and reselling such Shares pursuant to this Prospectus. Sales of Shares are, in general, expected to be made at the market price prevailing at the time of each such sale; however, prices in negotiated transactions may differ considerably. The Selling Stockholder may also offer to sell and sell the Shares in options transactions. The Selling Stockholder has advised the Company that it does not anticipate paying any consideration other than usual and customary broker's commissions in connection with sales of the Shares. The Selling Stockholder is acting independently of the Company in making decisions with respect to the timing, manner and size of each sale. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     In offering the Shares covered by this Prospectus, the Selling Stockholder and any broker-dealers who execute sales for the Selling Stockholder may be considered to be "underwriters" within the meaning of the Securities Act, and any profits realized by the Selling Stockholder and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

     The Company has agreed to indemnify in certain circumstances the Selling Stockholder and any underwriter and certain control and other persons related to the foregoing persons against certain liabilities, including liabilities under the Securities Act. The Selling Stockholder has agreed to indemnify in certain circumstances the Company and certain related persons against certain liabilities, including liabilities under the Securities Act.

     The Selling Stockholder is limited in the number of Shares it may sell by a formula expressed in the Registration Rights Agreement. Such formula limits the number of Shares which the Selling Stockholder may sell prior to January 1, 1999 to the sum of (i) the difference, if any, between 500,000 and the number of Shares sold by the Selling Stockholder pursuant to certain "piggyback" registration rights contained in the Registration Rights Agreement (the "Share Difference") and (ii) one-half of the difference between the Shares held by the Selling Stockholder on the date of the initial filing of the Registration Statement of which this Prospectus is a part and the Share Difference. As of the date of this Prospectus, the number of Shares that the Selling Stockholder may sell under such formula prior to January 1, 1999 is 1,296,717.

     The Company has agreed with the Selling Stockholder to keep the Registration Statement of which this Prospectus constitutes a part effective until the earlier of (i) the sale of all of the Shares by the Selling Stockholder or (ii) December 1, 1999. The Company intends to deregister any of the Shares not sold by the Selling Stockholder at the end of such period.

                                 LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Hale and Dorr LLP, counsel to the Company.

                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference from the Annual Report on Form 10-K of Peritus Software Services, Inc. for the year ended December 31, 1997, as amended on Form 10-K/A on May 20, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

     The financial statements of Millennium Dynamics, Inc. appearing in the Peritus Software Services, Inc. Current Report on Form 8-K/A dated February 17, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report therein and incorporated herein by reference. Such financial statements referred to above are incorporated herein by reference in reliance upon such report given upon their authority as experts in auditing and accounting.

================================================================================

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION OF AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                _______________

                               TABLE OF CONTENTS

                                _______________




                                                                         PAGE
                                                                         ----
Available Information..................................................   2
Incorporation of Certain Documents
  By Reference.........................................................   2
Special Note Regarding Forward-Looking
  Information..........................................................   3
Risk Factors...........................................................   4
The Company............................................................  14
Use of Proceeds........................................................  14
Selling Stockholder....................................................  15
Plan of Distribution...................................................  15
Legal Matters..........................................................  16
Experts................................................................  16



================================================================================

================================================================================



                        PERITUS SOFTWARE SERVICES, INC.



                                2,093,433 SHARES


                                  COMMON STOCK



                                 ______________


                                   PROSPECTUS

                                 ______________



                                August 7, 1998

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except expenses incurred by the Selling Stockholder for brokerage fees, selling commissions, underwriting discounts and selling commissions and expenses incurred by the Selling Stockholder for legal services). All amounts shown are estimates, except the Securities and Exchange Commission registration fee.


      Filing Fee - Securities and Exchange Commission     $ 2,895
      Legal fees and expenses of the Registrant           $25,000
      Accounting fees and expenses                        $10,000
      Miscellaneous expenses                              $ 5,000
                                                          -------
           Total Expenses                                 $42,895
                                                          =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its Restated Articles of Organization, the Registrant has elected to commit to provide indemnification to its directors and officers in specified circumstances. Generally, Article 6 of the Registrant's Restated Articles of Organization indemnifies directors and officers of the Registrant against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers or by reason of their agreeing to serve, at the request of the Registrant, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Registrant. Under this provision, a director or officer of the Registrant shall be indemnified by the Registrant for all expenses, judgments, fines and amounts paid in settlement of such proceedings, even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Registrant.

     The Registrant's Restated Articles of Organization establish the presumption that the director or officer has met the applicable standard of conduct required for indemnification. The indemnification above shall be made unless the Registrant determines that the applicable standard of conduct has not been met. Such a determination may be made by a majority of a quorum of the directors, independent legal counsel, a court of competent jurisdiction or a majority vote of a quorum of the outstanding shares of stock (which quorum shall consist of stockholders who are not parties to the suit). The Board of Directors shall authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

     The Registrant's Restated Articles of Organization also provide that, in the event of a determination by the Registrant that a director or officer did not meet the standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment or an advance of expenses within 60 days after such payment is claimed by a director or officer, such director or officer may petition a court to make an independent determination of whether such director or officer is entitled to indemnification. The Registrant's Restated Articles of Organization explicitly provide for partial indemnification of costs and expenses in the event that a director or officer is not entitled to full indemnification.

     Article 6 of the Registrant's Restated Articles of Organization also eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent such elimination or limitation is prohibited by Chapter 156B of the Massachusetts General Laws.

     The Registrant has purchased and maintains insurance coverage under a policy insuring directors and officers of the Registrant against certain liabilities which they may incur as directors or officers of the Registrant.


ITEM 16.  EXHIBITS


EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------
   4      Specimen Certificate for shares of Common Stock, $0.01 par value per share, of the Registrant, incorporated herein by reference to the
          Registrant's Registration Statement on Form S-1 (Commission File No. 333-
          27087)

   5      Opinion of Hale and Dorr LLP

   23.1   Consent of Hale and Dorr LLP, included in Exhibit 5 filed herewith

   23.2   Consent of PricewaterhouseCoopers LLP

   23.3   Consent of Ernst & Young LLP

   24     Power of Attorney, included on page II-4 of this Registration
          Statement




ITEM 17.  UNDERTAKINGS.

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the

     Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included is a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registratin statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts on the 22nd day of July, 1998.

                                    PERITUS SOFTWARE SERVICES, INC.


                                       /s/ Allen K. Deary
                                    By:________________________________
                                       Allen K. Deary
                                       Vice President, Finance and
                                       Chief Financial Officer


                        SIGNATURES AND POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Allen K. Deary, Eugene J. DiDonato and Peter B. Tarr, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of Peritus Software Services, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

           Signature                         Title              Date
           ---------                         -----             ------

/s/ Dominic K. Chan               Chairman of the Board of      July 22, 1998
--------------------------------  Directors and Chief
 Dominic K. Chan                  Technology Officer



/s/ Douglas A. Catalano           President, Chief Executive    July 22, 1998
--------------------------------  Officer and Director
Douglas A. Catalano               (Principal Executive
                                  Officer)


/s/ Allen K. Deary                Vice President, Finance,      July 22, 1998
--------------------------------  Chief Financial Officer
 Allen K. Deary                   and Director (Principal
                                  Financial Officer)

/s/ John E. MacPhee               Vice President, Director      July 22, 1998
--------------------------------  of Finance and Treasurer
John E. MacPhee                   (Principal Accounting
                                  Officer)



                                  Director                      July __, 1998
--------------------------------
 Arthur Carr


/s/ W. Michael Humphreys          Director                      July 22, 1998
--------------------------------
W. Michael Humphreys

                                  Director                      July __, 1998
--------------------------------
Axel Leblois

/s/ Henry F. McCance              Director                      July 22, 1998
--------------------------------
Henry F. McCance

/s/ Roland D. Pampel              Director                      July 22, 1998
--------------------------------
 Roland D. Pampel


/s/ William W. Verity             Director                      July 22, 1998
--------------------------------
 William W. Verity


                                 EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION
------    -----------

   4 Specimen Certificate for shares of Common Stock, $0.01 par value per share, of the Registrant, incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (Commission File No.
          333-27087)

   5      Opinion of Hale and Dorr LLP

   23.1   Consent of Hale and Dorr LLP, included in Exhibit 5 filed herewith

   23.2   Consent of PricewaterhouseCoopers LLP

   23.3   Consent of Ernst & Young LLP

   24     Power of Attorney, included on page II-4 of this Registration
          Statement